As filed with the Securities and Exchange Commission on November 28, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

McCormick & Company Incorporated

(Exact name of registrant as specified in its charter)

Maryland	52-0408290
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

18 Loveton Circle, P.O. Box 6000

Sparks, Maryland

21152-6000

(410) 771-7301

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Robert W. Skelton

Senior Vice President, General Counsel & Secretary

McCormick & Company, Incorporated

18 Loveton Circle

Sparks, Maryland 21152

(410) 771-7301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan L. Dye

Hogan & Hartson LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, no par value	295,565	$29.08	$8,595,030	$337.78
Common Stock Non-Voting, no par value	408,854	29.24	11,954,891	469.83
Total				807.61

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement registers such indeterminate number of additional shares of Common Stock and Common Stock Non-Voting as may be issued in connection with share splits, share dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock and Common Stock Non-Voting, respectively, as reported on the New York Stock Exchange on November 21, 2008.

PROSPECTUS

MCCORMICK & COMPANY, INCORPORATED

18 Loveton Circle

Sparks, Maryland 21152

(410) 771-7301

COMMON STOCK 500,000 SHARES

COMMON STOCK NON-VOTING 1,500,000 SHARES

INVESTOR SERVICES PLAN, AS AMENDED

McCormick & Company, Incorporated (the “Company”) hereby offers participation in its Investor Services Plan, as amended (the “Plan”). This prospectus replaces the previous prospectus dated December 1, 2001 regarding the Investor Services Plan. The Plan retains the benefits of the existing Investor Services Plan and adds additional features that are described below. Shareowners of record who are currently participating in the Company’s existing Investor Services Plan will automatically become participants in the Plan without any further action on their part.

As of the date of this prospectus, there are 295,565 shares of Common Stock and 408,854 shares of Common Stock Non-Voting available for issuance under the Plan. Shares of the Company’s Common Stock are traded on the New York Stock Exchange (“NYSE”) under the trading symbol MKCV. Shares of the Company’s Common Stock Non-Voting are traded on the NYSE under the trading symbol MKC. The Cusip number of the Company’s Common Stock is 579780 10 7. The Cusip number of the Company’s Common Stock Non-Voting is 579780 20 6. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

If you do not currently own shares of McCormick stock, you may purchase shares of Common Stock Non-Voting by investing a minimum of $500, subject to Plan limitations. Once you become a participant in the Plan, you may purchase additional shares of the same class or classes of the Company’s common stock as may be owned by you by reinvesting your dividends or making cash payments.

If you are a current shareowner of Common Stock Non-Voting or Common Stock, you may participate in the Plan by completing an Account Authorization Form. If you are a beneficial owner of shares held by a broker or other custodial institution for your account, you are not eligible to participate in the Plan until you become a shareowner of record by either withdrawing the shares from your brokerage account and registering the shares in your own name or by enrolling in the Plan the same way as a new shareowner.

The shares issued under the Plan may be new issue shares or open market purchases. The price of new issue shares is the average of the high and low price carried out to four decimal places, of the Common Stock Non-Voting, as reported by the NYSE on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Common Stock Non-Voting and Common Stock purchased on the open market or in negotiated transactions is the weighted average price of the shares of Common Stock Non-Voting actually purchased for the applicable investment date.

A number of changes have been made to the existing Investor Services Plan and, accordingly, all current and prospective participants are encouraged to read this prospectus in its entirety. Among other things, the minimum investment for new participants has increased to $500. This change and others are described throughout this prospectus.

Shares of Common Stock Non-Voting offered under the Plan to persons who are not currently shareowners of McCormick & Company, Incorporated are offered through Wells Fargo Investments, LLC, a registered broker/dealer.

PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND RETAIN IT FOR YOUR FUTURE REFERENCE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 28, 2008

PURPOSE

The Plan provides individuals who enroll (“Participants”) with a convenient and affordable method of systematically increasing their ownership interest in the Company through purchases of Common Stock Non-Voting (“Non-Voting Stock”) or Common Stock (“Voting Stock”) depending on the class of stock you own (the term “Stock” shall refer to both classes of the Company’s stock). You may also reinvest your cash dividends in additional shares of the class of Stock you own.

SUMMARY OF FEATURES

OPEN TO NEW SHAREOWNERS — If you do not currently own shares of Stock, you may become a Participant in the Plan through a purchase of Non-Voting Stock by paying an account set-up fee and making an initial investment of at least $500.

OPTIONAL CASH INVESTMENTS — You may make optional cash investments in the class of Stock you own, with a minimum of $50 per investment up to the limits set forth on the Plan forms ($50,000 per calendar year for Non-Voting Stock; $12,000 per calendar year for Voting Stock). Optional cash investments may be made monthly by automatic electronic funds transfer or weekly or less frequent intervals by check, as you desire. You are under no obligation to make additional cash investments.

AUTOMATIC REINVESTMENT OF DIVIDENDS — Cash dividends paid on all or a specified percentage of shares of Stock may be automatically reinvested in additional shares of the class of Stock you own.

FULL INVESTMENT OF PLAN FUNDS — Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares. Cash dividends on fractional shares may be reinvested in additional shares of the class of Stock you own.

AUTOMATED TRANSACTIONS — You may establish automated privileges for your Plan account, enabling you to execute certain Plan orders by phone or Internet.

SHARE SAFEKEEPING — You may deposit for safekeeping certificates representing shares of Stock, whether or not the shares were issued under the Plan, at no cost to you.

ACCOUNT STATEMENTS — Account statements detailing your Plan activities are mailed to you following each Plan transaction.

CONSIDERATIONS

You should consider the following prior to participating in the Plan:

BROKERAGE COMMISSION — Participants pay a brokerage commission for each share of Stock purchased for their Plan account in open market transactions. The Company expects that generally all Plan purchases will be effected in open market transactions. Participants pay a brokerage commission for each share sold through the Plan.

SERVICE FEES — You will pay a service fee for each sale of Plan shares.

INVESTMENT TIMING/PRICE RISKS — Shares are purchased and sold for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which shares are purchased or sold for your account, and you may pay a higher purchase price or receive a lower sales price than if you had purchased or sold the shares, as the case may be, outside of the Plan. You bear the risk of fluctuations in the price of Stock.

NO INTEREST PAID PENDING INVESTMENT — No interest is paid on optional cash investments pending investment in Stock.

ADMINISTRATION

As of the date of this prospectus, administration of the Plan is handled by Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the “Plan Administrator”). The Plan Administrator is responsible for receiving initial and optional cash investments from Participants, forwarding funds received from or on behalf of Participants to a registered broker/dealer for purchases of Stock, issuing statements to Participants of their Plan account activities and performing certain other administrative duties related to the Plan. Participants may contact the Plan Administrator by writing to:

General Shareholder Information

Plan Inquiries should be mailed to:

Wells Fargo Shareowner Services

P.O. Box 64856

Saint Paul, MN 55164-0856

For delivery of Important Documents:

Certified/Overnight Mail:

Wells Fargo Shareowner Services

161 North Concord Exchange

South Saint Paul, MN 55075-1139

General Information:

Fax: (651)-450-4085

Tel: 1-877-778-6784 or (651)-450-4064

Telephone hours are Monday-Friday, between the hours of 7:00 a.m. and 7:00 p.m. Central Time

*Voice Response is available 24 hours a day.

Internet:

General Inquiries – www.wellsfargo.com/shareownerservices

Account Access – www.shareowneronline.com

The Plan Administrator is responsible for purchasing and selling shares of Stock for Participants’ Plan accounts, including the selection of the broker or dealer through which Plan purchases and sales are made. The Company has no control over the times or prices at which the Plan Administrator effects transactions on the open market or the selection of the broker or dealer used by the Plan Administrator.

PLAN FORMS

ACCOUNT AUTHORIZATION FORM — An Account Authorization Form is used to enroll in the Plan and, at the time of enrollment, authorize automatic electronic funds transfers. The Account Authorization Form may also be used to change or establish electronic funds transfer after enrollment and make or change dividend reinvestment elections. An Account Authorization Form is enclosed with this prospectus.

TRANSACTION REQUEST FORM — A Transaction Request Form is used to make optional cash investments, sell Plan shares, deposit share certificates and terminate participation in the Plan. A Transaction Request Form is attached to each account statement mailed to Participants.

You may obtain additional Plan forms by contacting the Plan Administrator.

ELIGIBILITY

Any person or entity, whether or not currently a registered owner of Stock, may participate in the Plan by enrolling in accordance with the procedures described in the “Enrollment and Participation” section below. The Company reserves the right to deny, modify, suspend or terminate participation by any person or entity.

Note: Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

ENROLLMENT AND PARTICIPATION

You may enroll in the Plan at any time by completing an Account Authorization Form and returning it to the Plan Administrator at the address on the form.

CURRENT SHAREOWNERS — If you currently reinvest your dividends on McCormick shares held in your name, you are already enrolled in the Plan. Other current shareowners must complete an Account Authorization Form to participate in the Plan. If you are a beneficial owner of Stock whose only shares are held in a name other than your own (e.g., held by brokers, trustees or bank nominees), you must either (a) become a shareowner of record by having shares registered in your name, or (b) become a shareowner of record by enrolling in the Plan in the same manner as a new shareowner.

NEW SHAREOWNERS — If you are not a registered owner of Stock, you must complete an Account Authorization Form and pay a one-time account set-up fee. You must also make an initial cash investment of $500 to purchase Non-Voting Stock and become a Participant.

DIVIDEND REINVESTMENT

As described below, by participating in the Plan, you may elect to have all or a percentage of the cash dividends paid on your shares of Stock automatically reinvested in the class of Stock you own on the dividend payment date. THE PAYMENT OF DIVIDENDS ON STOCK IS AT THE DISCRETION OF THE BOARD OF DIRECTORS OF McCORMICK & COMPANY, INCORPORATED.

REINVESTMENT OPTIONS

FULL DIVIDEND REINVESTMENT — All cash dividends paid on shares held in physical certificate form and book entry/DRS form registered in your name on the records of the Company, and all cash dividends on all Plan shares credited to your account under the Plan, including fractional shares and shares purchased with optional cash investments made under the Plan, will be used to purchase additional shares. If you elect “Full Dividend Reinvestment,” you will not receive any cash dividends from the Company. The dividends will be reinvested instead.

PARTIAL DIVIDEND REINVESTMENT — If you elect the “Partial Dividend Reinvestment” option on your Account Authorization Form, you must select the percentage, in increments of 10%, of your dividends to be reinvested. The Plan Administrator will reinvest in additional shares of the class of Stock you own, that percentage of dividends paid on all shares of Stock then or subsequently held in physical certificate form or book entry/DRS form in your name and on all shares of Stock then or subsequently held in your Plan account, including fractional shares and shares purchased with optional cash investments made under the Plan.

NO DIVIDEND REINVESTMENT — If you elect the “No Dividend Reinvestment” option, you will continue to receive, by check or direct deposit, cash dividends paid on shares of Stock held in your name, including shares of Stock then or subsequently held in your Plan account, which would also include fractional shares and shares purchased with optional cash investments under the Plan.

You may change your reinvestment option at any time by going online (see “Internet Privileges”), calling (see “Telephone Transactions”) or sending written notice to the Plan Administrator. You may also send in optional cash investments with any of the above options.

DIRECT DEPOSIT OF DIVIDENDS — You may have your cash dividends transferred directly to your bank for deposit. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, complete the form and return to the Plan Administrator. Be sure to include a voided check for checking accounts, or savings deposit slip for savings accounts. If your Stock is jointly owned, all owners must sign the form.

DIVIDEND PAYMENT DATES — If the Plan Administrator receives your Account Authorization Form on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If the Plan Administrator receives your Account Authorization Form after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date.

CASH INVESTMENTS

INITIAL CASH INVESTMENT — If you are not a registered owner of Stock, you must include an initial cash investment of at least $500 with your completed Account Authorization Form to become a Participant. You must also pay a one-time account set-up fee (see “Enrollment and Participation” above). Initial cash investments and payment of the account set-up fee must be made by check payable to “Wells Fargo Shareowner Services” in U.S. funds drawn on a U.S. bank.

OPTIONAL CASH INVESTMENTS — Participants may make optional cash investments at any time for the class of Stock then owned by personal check or automatic electronic funds transfer from a designated U.S. bank account. Participants may vary their optional cash investment from a minimum of $50 per investment for Non-Voting Stock or Voting Stock up to the maximums specified on the Plan forms ($50,000 per calendar year for Non-Voting Stock; $12,000 per calendar year for Voting Stock). Initial cash investments are included in the month in which they are made for purposes of determining whether the maximum has been reached.

CHECK — Optional cash investments made by check must be accompanied by a completed Account Authorization Form or Transaction Request Form and received by the Plan Administrator no later than two business days prior to an investment date for an initial cash investment and one business day prior to an investment date for optional cash investments, to be invested on that investment date; otherwise, optional cash investments are held by the Plan Administrator for investment on the next investment date. Optional cash investments made by check should be payable to “Wells Fargo Shareowner Services” in U.S. funds drawn on a U.S. bank.

AUTOMATIC CASH WITHDRAWAL — In addition to making optional cash investments by check, Participants may authorize automatic monthly electronic funds transfers from designated bank accounts. Participants’ bank accounts are debited on the 25th day of each month or, if that day is not a business day, the next business day after the 25th. The funds will be invested on the next investment date that is at least three business days after the day your account is debited. Participants do not receive any confirmation of the transfer of funds other than as reflected in their Plan account statement and in their bank account statement.

To authorize automatic monthly electronic funds transfers, complete and sign the “Automatic Cash Withdrawal and Investment” section of the Account Authorization Form and return it to the Plan Administrator at the address on the form together with a voided blank check from the checking account or deposit slip for the savings account from which funds are to be transferred. Your automatic electronic cash withdrawals will begin as soon as practicable after the Plan Administrator receives the form. You may change the amount of your monthly transfer or terminate your monthly transfer altogether by completing an Account Authorization Form and returning it to the Plan Administrator, or by contacting the Plan Administrator via phone or the Internet. To be effective with respect to a particular investment date, the Plan Administrator must receive your change or termination request at least 15 business days prior to the investment date.

REFUNDS OF INITIAL CASH INVESTMENTS AND OPTIONAL CASH INVESTMENTS — Upon written request, the Plan Administrator will refund your initial cash investment or any optional cash investment, provided your request is received by the Plan Administrator at least two business days prior to the next investment date which follows the receipt of the initial cash investment and/or optional cash investments.

RETURNED FUNDS — If any optional cash contributions, including payments by check or automatic withdrawal, are returned for any reason, the Plan Administrator will remove from the Participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The Plan Administrator may sell other shares in the account to recover a $25 returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

INVESTMENT PENDING PURCHASE; PLAN ADMINISTRATOR COMPENSATION — During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN STOCK AND THEY DO NOT EARN DIVIDENDS PRIOR TO THEIR INVESTMENT. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

PURCHASE OF SHARES

SOURCE OF SHARES — Stock purchased by Participants under the Plan are either new issue shares or shares purchased on the open market. All shares of Stock in the Plan are registered under the Securities Act of 1933. In open market transactions, the Plan Administrator purchases shares as soon as practicable (but in no event more than five business days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. The Company determines the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions of the frequency with which it can change its determination, may change such determination from time to time without notice to Plan Participants.

PRICE OF SHARES — The price per share of newly issued shares of Stock purchased from the Company is the average of the high and low price, carried out to four decimal places, of the Non-Voting Stock (as reported by the NYSE) on the applicable investment date or, if the NYSE is closed on the investment date, on the next business day the NYSE is open. The price of shares of Stock purchased on the open market or in negotiated transactions is the weighted average price of Non-Voting Stock at which the shares are actually purchased on the applicable investment date. All purchases will be made within five business days of an investment date. The Plan Administrator may in its discretion commingle Participants’ funds for the purpose of effecting purchase orders and may offset purchase and sale orders to arrive at a net purchase or sale order. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of Participants, Participants may lose any advantage otherwise available from being able to select the timing of their investment.

INVESTMENT DATES

DIVIDEND REINVESTMENT — Cash dividends are expected to be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

OPTIONAL CASH INVESTMENTS — Optional cash investments are expected to be made on a weekly basis on (a) Tuesday or, if Tuesday is not a business day, the next business day following Tuesday, or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

BROKERAGE COMMISSIONS, SERVICE FEES AND OTHER COSTS

ACCOUNT SET-UP — If you are not a registered owner of Stock, you will be charged a one-time account set-up fee. The fee must be paid by check and is due at the time of enrollment. The fee is in addition to the minimum initial cash investment and applies even if you authorize automatic electronic funds transfer investments.

BROKERAGE COMMISSION — You will pay a brokerage commission for each share of Stock purchased and for each share sold from your Plan account in open market transactions, even if a purchase or sale order is used to offset another Plan order. Brokerage commissions payable with respect to Plan purchases will be deducted from the amount invested on your behalf. Brokerage commissions payable with respect to Plan sales will be deducted from the proceeds payable to you.

SERVICE FEES — You will pay a service fee in connection with each sale of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to you.

COMMISSIONS AND FEES SUBJECT TO CHANGE — The Company may change from time to time the amount of commissions and fees charged to Participants.

FEE DISCLOSURE TABLE AS OF NOVEMBER 28, 2008

Enrollment Fee	$10.00

Investment Fees
purchase commission	$0.05 per share

Sale Fees
service fee	$10.00 per transaction
sale commission	$0.10 per share

Fee for Returned Checks or Rejected Automatic Investments	$25.00 per item

Prior Year Duplicate Statements	$15.00

ACCOUNT STATEMENTS

The Plan Administrator maintains an account for each Participant and sends account statements to each Participant as soon as practicable after each quarterly dividend reinvestment and each weekly optional cash investment and after any transfer, sale or withdrawal of Plan shares. The account statements provide Participants with a record of their purchases and sales and should be retained for tax purposes. If you elect the “No Dividend Reinvestment” option, you will receive a statement only when there is a change in the number of shares held for you by the Plan.

SHARE CERTIFICATES

Plan purchases are credited to each Participant’s account and shown on the Participant’s account statement. Participants do not receive certificates for their Plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces the Company’s administrative costs associated with the Plan. Participants may obtain certificates for some or all full Plan shares at any time by submitting a Transaction Request Form to the Plan Administrator or contacting the Plan Administrator by phone. Any remaining full and fractional shares continue to be credited to Participants’ accounts. Certificates for fractional shares are not issued under any condition.

TELEPHONE TRANSACTIONS

You may establish automated privileges for your Plan account, enabling you to execute the following Plan orders by telephone:

•	Sell a portion or all of your Plan shares, if the current market value of the shares to be sold is $25,000 or less.

•	Request a portion or all of your full Plan shares.

•	Change the amount of your monthly Automatic Electronic Cash Withdrawal.

•	Change your reinvestment option. (Example: Change from full reinvestment to partial reinvestment).

To establish automated privileges for your Plan account, please contact the Plan Administrator and request an Automated Request Authorization Form.

INTERNET PRIVILEGES

You may access your account information and perform transactions on the Internet.

For shareholders of record, to activate your account and establish a Personal Identification Number (PIN), you will need your 10-digit Wells Fargo account number (which is listed on your account statement), your Social Security number, your email address, and the company name you own stock in. If you do not have a Social Security number, please contact the Plan Administrator for instructions to activate your account.

Instructions on creating an account or accessing your account online are as follows:

For shareholders who are not owners of record: Go to www.shareowneronline.com and click “Purchase Shares from a Direct Purchase Plan.” Next, simply follow the instructions found on the “First Time Visitor New Investor Select A Company” page.

For shareholders of record: Go to www.shareowneronline.com and click “First Time Visitor Sign On.” Next, simply follow the instructions found on the “First Time Visitor New Member Registration” page.

Once you have successfully signed up, you will receive an e-mail notifying you that your account information is available, usually the next business day. You will also receive a written confirmation in the mail unless you were a non-shareholder.

Once you have activated your account online, you can also:

•	Authorize, change or stop your Automatic Electronic Cash Withdrawal and Investment Service

•	Change your dividend reinvestment option (for example, from full to partial reinvestment)

•	Sell some or all of your Plan shares if the current market value of the shares to be sold is $25,000 or less. Certain restrictions may apply.

SHARE SAFEKEEPING

At any time beginning with enrollment in the Plan, Participants may deposit with the Plan Administrator certificates representing shares of Stock, whether or not the shares were acquired under the Plan, at no cost to the Participants. To use this service, Participants must send their certificates to the Plan Administrator with a properly completed Account Authorization Form or Transaction Request Form. Shares represented by certificates deposited with the Plan Administrator are credited to Participants’ accounts and thereafter are treated as if acquired under the Plan. Participants are responsible for maintaining their own records of the cost basis of certificate shares deposited with the Plan Administrator.

The Company strongly recommends that Participants use registered mail to mail their certificates to the Plan Administrator, insuring the certificates for 2% of the current market value of the shares represented thereby. In any case, Participants bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

PARTICIPANTS SHOULD NOT ENDORSE THEIR CERTIFICATES PRIOR TO MAILING.

SHARE TRANSFERS WITHIN PLAN

Plan shares may also be transferred to a Plan account of another person subject to compliance with any applicable laws. To do this, you must complete a stock power form and return the completed stock power form to the Plan Administrator. The signature of the transferring Participant on the stock power form must be medallion guaranteed by an eligible financial institution. Stock power forms may be obtained from the Plan Administrator. If the person to whom the shares are transferred is not a Participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan. You may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless the Plan Administrator has issued certificates representing the shares.

If you request to transfer all shares in your Plan account between a dividend record date and payable date, your transfer request will be processed; however, your Plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to transfer the additional shares.

SALE OF SHARES

You may sell some or all of your Plan shares by submitting the appropriate information on the Transaction Request Form, or by submitting a written request to the Plan Administrator. If the current market value of the shares requested to be sold is $25,000 or less, and you have previously authorized automated privileges, you may sell Plan shares by contacting the Plan Administrator via the phone or the Internet. If the shares are sold to the Company, the proceeds received by you will be based on the average of the high and low price, carried out to four decimal places, of the Non-Voting Stock (as reported by the NYSE), less service fees. If the shares are sold on the open market, the proceeds received by you will be based on the weighted average price of Non-Voting Stock at which the shares were sold, less brokerage commissions and service fees. The Plan Administrator may match or offset Participants’ sales orders against one or more purchase orders of other Participants in the Plan. If not offset, the Plan Administrator executes the order on behalf of the Participant on the open market or in negotiated transactions. After settlement of the sale, the Plan Administrator will send you a check, less fees and broker commissions, for the net proceeds of the sale.

If submitting a request to sell all or part of your shares, and you are requesting net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.

The Plan Administrator will make every effort to process your sale order on the next business day following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Plan Administrator will not be liable for any claim arising out of failure to sell Stock on a certain date or at a specific price. This risk should be evaluated by the Participant and is a risk that is borne solely by the Participant.

SELLING PARTICIPANTS SHOULD BE AWARE THAT THE SHARE PRICE OF THE STOCK MIGHT FALL OR RISE DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY THE PLAN ADMINISTRATOR, AND THE ULTIMATE SALE ON THE OPEN MARKET. PARTICIPANTS SHOULD EVALUATE THESE POSSIBILITIES WHILE DECIDING WHETHER AND WHEN TO SELL ANY SHARES THROUGH THE PLAN. THE PRICE RISK WILL BE BORNE SOLELY BY THE PARTICIPANT.

TERMINATION

You may terminate your participation in the Plan by submitting the appropriate information on the Transaction Request Form or by submitting a written request to the Plan Administrator. If the current market value of your Plan account is $25,000 or less, and you have previously authorized automated privileges, you may terminate your participation in the Plan by contacting the Plan Administrator via phone or the Internet. If your request to terminate from the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan. In addition, termination requests of Participants making optional cash investments by automatic cash withdrawal must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment. All registered owners must sign as their names appear on their account.

Upon termination of your participation in the Plan, unless you have requested in writing or if you have authorized automated privileges that some or all Plan shares be sold, the Plan Administrator will convert your full Plan shares to book-entry/DRS, or issue a physical certificate for full shares in your Plan account and a check in the amount of the market value, net of service fees and commissions, of any fractional share. Upon your request, the Plan Administrator will sell some or all Plan shares on your behalf. If the shares are sold to the Company, the proceeds received by you will be based on the average of the high and low price, carried out to four decimal places, of the Non-Voting Stock (as reported by the NYSE) on the termination date or if the NYSE is closed on the termination date, on the next business day the NYSE is open, less service fees. If the shares are sold on the open market, the proceeds received by you will be based on the weighted average price of Non-Voting Stock at which the shares were sold, less brokerage commissions and service fees. The Plan Administrator may match or offset Participants’ sales orders against one or more purchase orders of other Participants in the Plan. If not offset, the Plan Administrator executes the order on behalf of the Participant on the open market or in negotiated transactions. After settlement of the sale, the Plan Administrator will send you a check in the amount of the net proceeds of the sale (plus the market value of any fractional Plan share) and any full Plan shares not sold.

After termination, you may re-enroll in the Plan by submitting a new Account Authorization Form and complying with all other enrollment procedures (see “Enrollment and Participation” above). In order to minimize unnecessary plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, the Company reserves the right to deny participation in the Plan to a previous Participant who the Company or the Plan Administrator believes has been excessive in the frequency of Plan enrollment and termination.

OTHER INFORMATION

STOCK DIVIDENDS AND STOCK SPLITS — Any shares distributed to you pursuant to a stock dividend or stock split on shares registered in your name or credited to your account under the Plan will be added to your Plan account and not mailed or delivered directly to you. You may however, request the Plan

Administrator to issue certificates for such stock dividends or split shares once they are added to your Plan account (see “Share Certificates” above). If you send a notice of termination or a sales request to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account.

DIVIDEND AND VOTING RIGHTS — Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares of Stock purchased on or within two business days prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.

VOTING OF PLAN SHARES — Each shareholder entitled to vote at the meeting is sent a notice of Internet availability and/or proxy statement and proxy card several weeks before the meeting. You are encouraged to read the proxy statement carefully. You may vote online, by phone or by returning the signed, dated proxy material. The proxies will vote the shares in accordance with your instructions on the proxy.

CONVERSION OF VOTING STOCK — Owners of Voting Stock may exchange their shares for Non-Voting Stock on a share-for-share basis at any time.

RESALE OF STOCK — Generally, there are no restrictions on the resale or transfer of shares of Stock issued under the Plan by “non-affiliates” of the Company. As defined pursuant to Rule 144 under the Securities Act of 1933, an “affiliate” is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Shares of Stock issued pursuant to the Plan may be sold or transferred by non-affiliates once they are no longer subject to any restriction or similar conditions. Affiliates of the Company must resell their shares of Stock in compliance with the volume limitations and other requirements of Rule 144 under the Securities Act of 1933 and may need to report their transactions on a Form 144 filed with the SEC. Persons who are affiliates of the Company should consult their own counsel regarding the applicability of Rule 144 if they wish to resell shares of Stock acquired under the Plan.

LIMITATION OF LIABILITY — In administering the Plan, the Plan Administrator is not liable for any good faith act or omission to act, including but not limited to any claim of liability (a) arising out of the failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, (b) with respect to the prices or times at which shares are purchased or sold, or (c) as to the value of the shares acquired for Participants.

The Plan Administrator is acting solely as agent of the Company and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of Stock by Plan participants. The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the participant.

The Company reserves the right to interpret and regulate the Plan as deemed necessary or advisable in connection with the Plan’s operations.

MODIFICATION OR TERMINATION OF THE PLAN — The Company may suspend, modify or terminate the Plan at any time in whole or in part or with respect to Participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected Participants. No such event will affect any shares then credited to a Participant’s account. Upon any whole or partial termination of the Plan by the Company, each affected Participant will have all full Plan shares converted to book entry/DRS form or a physical certificate will be issued. Participant will receive a check for the value of any fractional share less any fees. The market value will be based on the average of the high and low price of Non-Voting Stock (as reported by the NYSE) on the termination date, or if the NYSE is closed on the termination date, on the next business day the NYSE is open.

DENIAL OR TERMINATION OF THE PLAN — At the Company’s direction, the Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or held through the Plan. The Company also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent it is deemed advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If your participation in the Plan is terminated, your full Plan shares will be converted to book entry/DRS form or issued in certificate form. Participants will receive a check for the value of any fractional share less any fees. The market value will be based on the average of the high and low price of Non-Voting Stock as reported by the NYSE on the termination date or if the NYSE is closed on the termination date, on the next business day the NYSE is open.

FEDERAL INCOME TAX INFORMATION

THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THIS SUMMARY APPLIES TO UNITED STATES TAXPAYERS ONLY, EXCEPT WHERE OTHERWISE STATED. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES. FOR EXAMPLE, THE DISCUSSION DOES NOT ADDRESS THE TREATMENT OF STOCK DIVIDENDS AND STOCK SPLITS OR ANY OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS AND YOUR PARTICULAR CIRCUMSTANCES MAY AFFECT THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

FEDERAL INCOME TAX CONSEQUENCES

DIVIDEND INCOME — Distributions of cash on Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed the Company’s current or accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your basis in the Stock, but not below zero, and then will be treated as gain from the sale of Stock. Corporate Participants in the Plan, if any, may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income. Reinvested dividends are generally treated for federal income tax purposes in the same manner as if you had received the dividends in cash on the applicable dividend payment date. In addition, you may be treated as having received a taxable distribution to the extent Stock purchases under the Plan are determined to have been made at less than fair market value, with the amount of any such deemed distribution equal to the excess of the fair market value of the shares purchased on the applicable investment date over the amount of the purchase. Any such distribution would be taxable to the extent of the Company’s current or accumulated earnings and profits, as described above. You are advised to consult with your own tax advisors with respect to the tax consequences applicable to you in such a situation.

COST BASIS OF SHARES — For federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares plus any brokerage commissions paid by you in connection with purchases of Stock for your account.

GAINS AND LOSSES FROM THE SALE OF SHARES — You will not realize any taxable income from the issuance of certificates representing Plan shares. You may realize a gain or loss, however, at the time the shares are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of gain or loss realized, if any, is based on the difference between the amount you receive for the shares, reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your cost basis of the shares. In general, any gain or loss will be capital gain or loss. The capital gain or capital loss will be long-term capital gain or loss if you have held the shares for more than one year. Your holding period will begin the day following the applicable investment date and include any period during which the shares were held by the Plan in your name. You should consult your tax advisor as to the consequences of a sale of shares in view of your particular circumstances.

IRS REPORTS — The Plan Administrator reports dividend income to Participants and the Internal Revenue Service (“IRS”) on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling Participants and the IRS on Form 1099-B. For Participants who are non-U.S. persons, the Plan Administrator will report dividend income to the selling Participants and the IRS on Form 1042-S.

DIVIDENDS SUBJECT TO WITHHOLDING

Your dividends are subject to federal withholding if you fail to provide a taxpayer identification number to the Plan Administrator. If you are not a U.S. person, your dividends will also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the tax withheld is included in the dividend income.

USE OF PROCEEDS

If purchases of Stock are made directly from the Company, the Company intends to use the net proceeds for working capital, for retirement of debt, and for other general corporate purposes. At present, it is expected that generally all Plan purchases and sales will be effected through open market transactions.

GOVERNING LAW

The laws of the State of Maryland govern the terms and conditions of the Plan and its operation.

LEGAL OPINION

Matters with respect to the legality of the Stock of the Company being offered hereby have been passed upon for the Company by Hogan & Hartson, L.L.P., 555 Thirteenth Street NW, Washington, D.C. 20004.

EXPERTS

The consolidated financial statements of McCormick & Company, Incorporated and subsidiaries incorporated by reference in McCormick & Company, Incorporated’s Annual Report (Form 10-K) for the year ended November 30, 2007 (including the schedule appearing therein), and the effectiveness of internal control over financial reporting as of November 30, 2007 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN

DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available through our website at www.mccormick.com. Information on our website does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information contained in the documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement, and (ii) until our offering of the securities has been completed:

(a) Annual Report of the Company for the fiscal year ended November 30, 2007, filed on Form 10-K.

(b) The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended February 29, 2008, May 31, 2008 and August 31, 2008.

(c) The Company’s Current Reports on Form 8-K filed on December 10, 2007, February 22, 2008, April 8, 2008, June 26, 2008, July 30, 2008, August 1, 2008, September 2, 2008, September 4, 2008, October 30, 2008 and November 25, 2008.

(d) The Company’s registrations on Form 8-A filed with the Commission on April 26, 1999 and August 30, 2001, which describe the Company’s Non-Voting Stock and Voting Stock, respectively.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

The Company will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus, upon written or oral request and at no cost. To request a copy of these materials, contact the following address and/or phone number: Corporate Secretary, McCormick & Company, Incorporated, 18 Loveton Circle, Sparks, Maryland 21152, (410) 771-7301.

This prospectus is part of a registration statement that we have filed with the SEC and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract, agreement or other document of ours is only a summary and is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter involved. You may obtain copies of the registration statement, including exhibits, as noted above.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION HEREIN CONTAINED OR INCORPORATED BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the various expenses payable by the registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling security holders. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$808
Printing and engraving costs	1,000
Accounting fees and expenses	12,500
Legal fees and expenses	25,000
Miscellaneous	5,000

Total	$44,308

Item 15.  Indemnification of Directors and Officers

Under the Company’s by-laws and the Maryland General Corporation Law, the directors and officers of the Company may be entitled to indemnification in respect of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (“proceedings”), to which they are made a party by reason of their position as a director or officer of the Company. In the case of conduct in their official capacity with the Company, directors and officers will be entitled to indemnification unless the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the director or officer actually received an improper personal benefit in money, property or services. In the case of criminal proceedings the director or the officer also must have had no reasonable cause to believe that the conduct was unlawful.

If the director or officer is successful on the merits or otherwise in the defense of any proceeding, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of appropriate jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Any indemnification required or permitted by the Company’s by-laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the Company, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the Company.

Under the Company’s charter, the monetary liability of directors and officers to the Company or its stockholders is eliminated except for, and to the extent of, actual receipt of any improper benefit in money, property or services, or in respect of an adjudication based upon a finding of active and deliberate dishonesty material to the cause of action adjudicated.

The Company also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position as, director or officer of the Company. This insurance may afford protection for liabilities not subject to indemnification under the Company’s by-laws and the Maryland General Corporation Law.

Item 16.  Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere and are incorporated by reference herein.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, State of Maryland, on the 25th day of November, 2008.

MCCORMICK & COMPANY, INCORPORATED

By:	/s/ Alan D. Wilson
Alan D. Wilson President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of November, 2008.

Signature	Title

/s/ Alan D. Wilson	President, Chief Executive Officer and Director
Alan D. Wilson

/s/ Gordon M. Stetz, Jr.	Executive Vice President and Chief Financial Officer
Gordon M. Stetz, Jr.

/s/ Kenneth A. Kelly, Jr.	Senior Vice President and Controller
Kenneth A. Kelly, Jr.

A majority of the Board of Directors:

John P. Bilbrey, James T. Brady, J. Michael Fitzpatrick, Freeman A. Hrabowski, III, Robert J. Lawless, Michael D. Mangan, Joseph W. McGrath, Margaret M.V. Preston, George A. Roche, William E. Stevens and Alan D. Wilson.

By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Hogan & Hartson, LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of counsel (included in Exhibit 5.1).

24.1	Power of Attorney.